Exhibit 4.2
FIRST AMENDMENT
TO
REGISTRATION RIGHTS AGREEMENT
OF
GRAPHIC PACKAGING HOLDING COMPANY
     This First Amendment dated as of July 1, 2010 (this “Amendment”) to the Registration Rights Agreement (the “Registration Rights Agreement”) dated as of July 9, 2007, by and among Graphic Packaging Holding Company (f/k/a New Giant Corporation), a Delaware corporation (the “Company”), the persons listed on the signature pages thereto as a Family Stockholder, the persons listed on Schedule I thereto as the Astros Stockholders, Clayton, Dubilier & Rice Fund V Limited Partnership, Old Town S.A., TPG Bluegrass IV, L.P., TPG Bluegrass IV, Inc., TPG Bluegrass IV — AIV 2, L.P., TPG Bluegrass V, L.P., TPG Bluegrass V, Inc., TPG Bluegrass V — AIV 2, L.P., BCH Management, LLC, TPG FOF V — A, L.P. and TPG FOF V — B, L.P. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Registration Rights Agreement.
     WHEREAS, the Company, the Family Representative, Old Town S.A.,, the CDR Fund and the TPG Entities desire to amend the Registration Rights Agreement; and
     WHEREAS, Section 3.2 of the Registration Rights Agreement states that the Registration Rights Agreement may be amended with the prior written consent of the Company, the Family Representative, Old Town S.A., the CFR Fund and the TPG Entities.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
     1. Amendment to Registration Rights Agreement. Effective on the date of this Amendment, the following Persons are hereby removed from the definition of “Family Stockholders” and are thus no longer parties to the Registration Rights Agreement:
(a)	Janet H. Coors Irrevocable Trust FBO Frances M. Baker Dated July 27, 1976;

(b)	Janet H. Coors Irrevocable Trust FBO Frank E. Ferrin Dated July 27, 1976; and

(c)	Janet H. Coors Irrevocable Trust FBO Joseph J. Ferrin Dated July 27, 1976
     2. No Other Amendment. Except as expressly provided in this Amendment, the Registration Rights Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without amendment thereto, and is, in all respects, ratified and confirmed.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles and rules of conflict of laws to the extent such principles or rules would require the application of the law of another jurisdiction.
     4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.
     5. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.
(Remainder of page intentionally blank.)

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

GRAPHIC PACKAGING HOLDING COMPANY

By:	/s/ David W. Scheible

Name:
Title:

CLAYTON, DUBILIER & RICE FUND V LIMITED PARTNERSHIP

By:	CD&R Associates V Limited Partnership, its
general partner

By:	CD&R Investment Associates II, Inc., its
managing general partner

By:	/s/ Kevin Conway

	Name:	Kevin J. Conway
Title:

OLD TOWN S.A.

By:	/s/ Pierre Martinet

	Name:	Pierre Martinet
	Title:	Managing Director

THE FAMILY STOCKHOLDERS:

ADOLPH COORS FOUNDATION

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:
Signature page to First Amendment to Registration Rights Agreement

ADOLPH COORS, JR. TRUST DATED SEPTEMBER 12, 1969

By:	Adolph Coors Company, LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

GROVER C. COORS TRUST DATED AUGUST 7, 1952

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

MAY KISTLER COORS TRUST DATED SEPTEMBER 24, 1965

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

AUGUSTA COORS COLLBRAN TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:
Signature page to First Amendment to Registration Rights Agreement

BERTHA COORS MUNROE TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

LOUISE COORS PORTER TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

HERMAN F. COORS TRUST DATED JULY 5, 1946

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors

	Name:	Jeffrey H. Coors
Title:

THE TPG ENTITIES:

TPG BLUEGRASS IV, L.P.

By:	TPG GenPar IV, L.P.
its General Partner

By:	TPG Advisors IV, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:
Signature page to First Amendment to Registration Rights Agreement

TPG BLUEGRASS IV — AIV 2, L.P.

By:	TPG GenPar IV, L.P.
its General Partner

By:	TPG Advisors IV, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:

TPG BLUEGRASS V, L.P.

By:	TPG GenPar V, L.P.
its General Partner

By:	TPG Advisors V, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:

TPG BLUEGRASS V — AIV 2, L.P.

By:	TPG GenPar V, L.P.
its General Partner

By:	TPG Advisors V, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:

TPG BLUEGRASS IV, INC.

By:	/s/ Clive Bode

Name:
Title:
Signature page to First Amendment to Registration Rights Agreement

TPG BLUEGRASS V, INC.

By:	/s/ Clive Bode

Name:
Title:

TPG FOF V — A, L.P.

By:	TPG GenPar V, L.P.
its General Partner

By:	TPG Advisors V, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:

TPG FOF V — B, L.P.

By:	TPG GenPar V, L.P.
its General Partner

By:	TPG Advisors V, Inc.
its General Partner

By:	/s/ Clive Bode

Name:
Title:

BCH MANAGEMENT, LLC

By:	Bluegrass Container Holdings, LLC
its Managing Member

By:

Name:
Title:
Signature page to First Amendment to Registration Rights Agreement